EXHIBIT 4.6

                            VIPER MOTORCYCLE COMPANY

                                  AMENDMENT TO

                      SERIES A 16% CONVERTIBLE SECURED NOTE

Serial No. __-A                                               [Date of Issuance]

                         Principal Amount: $___________

       The parties hereto entered into a Promissory Note (Series A 16% Convertible Secured Note), dated _____________ with Viper Motorcycle Company as the Maker and the undersigned Note Holder, __________, in the original principal amount of $___________.

       FOR VALUABLE CONSIDERATION:

       Maker and Note holder hereby agree to the following amendments to the terms of such Note:

       (1) The maturity of the Note is eighteen (18) month's after the date of the Note, with no earlier maturity option as had been originally stated in the Note.

       (2) The conversion rights set forth in Section 8 of the original Note shall be replaced as follows:

              CONVERSION RIGHTS. The principal of this Note shall be convertible into common stock of Maker anytime, and from time to time, at the option of the Note holder, at the rate of one share of common stock of Maker for each $2.50 principal hereof; provided however, that in the event Maker obtains an effective date from the SEC for its proposed IPO. These conversion rights shall terminate 150 days after such SEC effective date.

              Upon any conversion hereof, only principal shall be converted and any accrued interest shall be paid to Note holder in cash, unless upon such conversion date both parties hereto agree in writing to also convert such accrued interest amount.

       (3) All other terms and conditions of the original Note shall remain in full force and effect.

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       IN WITNESS WHEREOF, this Note Amendment was executed by the parties'
       hereto effective ________ , 2004.(1)

                                            VIPER MOTORCYCLE COMPANY



                                            /s/
                                            ------------------------------------
                                            Maker


                                            /s/
                                            ------------------------------------
                                            Note Holder

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(1)    Effective with respect to David W. Palmlund, III on March 18, 2004, with respect to Keith Hoffmann on April 30, 2004 and with respect to Ed
       Creel III on April 30, 2004.